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                                 EXHIBIT 23(e)

                   CONSENT OF BERWIND FINANCIAL GROUP, L.P.
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                                                        December 18, 1995


     We consent to the inclusion of our Fairness Opinion dated December 18, 1995, which is an Exhibit to the Gloucester County Bankshares, Inc.-Fulton Financial Corp. Proxy Statement/Prospectus, in this Registration Statement.


                                           Sincerely,

                                           /s/ Berwind Financial Group, L.P.

                                           Berwind Financial Group, L.P.